Exhibit 99.1
Ziff Davis Reports Fourth Quarter and Full Year 2023 Financial Results and
Provides 2024 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the fourth quarter and year ended December 31, 2023.

“We have a positive and encouraging outlook on 2024 that reflects a return to healthy growth rates at the company,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “At the same time, we are well-positioned to act with conviction and decisiveness in the M&A market to further grow our business."

FOURTH QUARTER 2023 RESULTS

•Q4 2023 quarterly revenues decreased 1.7% to $389.9 million compared to $396.7 million for Q4 2022.
•Income from operations decreased 13.6% to $80.7 million compared to $93.5 million for Q4 2022.
•Net income from continuing operations(1) decreased 8.3% to $63.4 million compared to $69.2 million for Q4 2022.
•Net income(1) decreased 6.1% to $63.4 million compared to $67.5 million for Q4 2022.
•Net income per diluted share from continuing operations(1) decreased 5.8% to $1.29 in Q4 2023 compared to $1.37 for Q4 2022.
•Adjusted EBITDA(2) for the quarter decreased 0.4% to $167.6 million compared to $168.3 million for Q4 2022.
•Adjusted net income from continuing operations(2) increased 1.0% to $107.0 million compared to $106.0 million for Q4 2022.
•Adjusted net income per diluted share from continuing operations(1)(2) (or “Adjusted diluted EPS”) for the quarter increased 3.1% to $2.33 compared to $2.26 for Q4 2022.
•Net cash provided by operating activities from continuing and discontinued operations was $92.1 million in Q4 2023 compared to $43.2 million in Q4 2022. Free cash flow(2) was $65.9 million in Q4 2023 compared to $17.8 million in Q4 2022.
•Ziff Davis ended the quarter with approximately $905.6 million in cash, cash equivalents, and investments. No funds were deployed in Q4 2023 for current year acquisitions.

FULL YEAR 2023 RESULTS

•2023 yearly revenues decreased 1.9% to $1.36 billion compared to $1.39 billion for 2022.
•Income from operations decreased 33.3% to $132.6 million compared to $198.9 million for 2022 partially due to the recognition of a $56.9 million goodwill impairment during 2023, which exceeded the recognition of a $27.4 million goodwill impairment during 2022.
•Net income from continuing operations(1) decreased 36.6% to $41.5 million compared to $65.5 million for 2022 primarily due to the recognition of a $56.9 million goodwill impairment during 2023, which exceeded the net impact of a $20.7 million goodwill impairment, net of tax, and a $7.7 million gain on extinguishment of debt, net of tax, both of which were recognized during 2022.
•Net income(1) decreased 35.0% to $41.5 million compared to $63.8 million for 2022.
•Net income per diluted share from continuing operations(1) decreased 36.0% to $0.89 in 2023 compared to $1.39 for 2022.
•Adjusted EBITDA(2) for the year decreased 4.9% to $482.3 million compared to $507.2 million for 2022.
•Adjusted net income from continuing operations(2) decreased 8.1% to $287.4 million compared to $312.6 million for 2022.
•Adjusted diluted EPS(1)(2) for the year decreased 6.9% to $6.19 compared to $6.65 for 2022.
•Net cash provided by operating activities was $320.0 million in 2023 compared to $336.4 million in 2022. Free cash flow(2) was $211.2 million in 2023 compared to $230.3 million in 2022.
•Ziff Davis deployed approximately $108.5 million related to share repurchases in 2023.

The following table reflects results for the three month and year ended December 31, 2023 and 2022, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended December 31,		% Change	Year ended December 31,		% Change
	2023	2022		2023	2022
Revenues
Digital Media	$317.9	$321.7	(1.2)%	$1,072.8	$1,078.4	(0.5)%
Cybersecurity and Martech	$72.0	$75.0	(4.0)%	$291.2	$312.6	(6.8)%
Total revenues(3)	$389.9	$396.7	(1.7)%	$1,364.0	$1,391.0	(1.9)%
Income from operations	$80.7	$93.5	(13.6)%	$132.6	$198.9	(33.3)%
Operating income margin	20.7%	23.6%	(2.9)%	9.7%	14.3%	(4.6)%
Net income from continuing operations	$63.4	$69.2	(8.3)%	$41.5	$65.5	(36.6)%
Net income	$63.4	$67.5	(6.1)%	$41.5	$63.8	(35.0)%
Net income per diluted share from continuing operations(1)	$1.29	$1.37	(5.8)%	$0.89	$1.39	(36.0)%
Adjusted EBITDA(2)	$167.6	$168.3	(0.4)%	$482.3	$507.2	(4.9)%
Adjusted EBITDA margin(2)	43.0%	42.4%	0.6%	35.4%	36.5%	(1.1)%
Adjusted net income from continuing operations(2)	$107.0	$106.0	1.0%	$287.4	$312.6	(8.1)%
Adjusted diluted EPS from continuing operations(1)(2)	$2.33	$2.26	3.1%	$6.19	$6.65	(6.9)%
Net cash provided by operating activities from continuing and discontinued operations	$92.1	$43.2	n/m	$320.0	$336.4	(4.9)%
Free cash flow from continuing and discontinued operations(2)	$65.9	$17.8	n/m	$211.2	$230.3	(8.3)%
Notes:

(1)
GAAP effective tax rates were approximately 17.0% and 27.0% for the three months ended December 31, 2023 and 2022, respectively, and 32.2% and 44.2% for the year ended December 31, 2023 and 2022, respectively. Adjusted effective tax rates were approximately 22.5% and 23.2% for the three months ended December 31, 2023 and 2022, respectively, and 23.3% and 22.9% for the year ended December 31, 2023 and 2022, respectively.

(2)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this report.
(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company’s full year 2024 outlook is as follows (in millions, except per share data):

	2023 Actual	2024 Range of Estimates		Growth
	(unaudited)	Low	High	Low	High
Revenue	$1,364.0	$1,411.0	$1,471.0	3.4%	7.8%
Adjusted EBITDA	$482.3	$500.0	$521.0	3.7%	8.0%
Adjusted diluted EPS*	$6.19	$6.43	$6.77	3.9%	9.4%

* Adjusted diluted EPS for 2024 excludes amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2024 will be between 23.25% and 25.25%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast and conference call discussing its fourth quarter and year-end 2023 financial results on Thursday, February 22, 2024, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2024 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; subscriber growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2024 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this Press Release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$737,612	$652,793
Short-term investments	27,109	58,421
Accounts receivable, net of allowances of $6,871 and $6,868, respectively	337,703	304,739
Prepaid expenses and other current assets	88,570	68,319
Total current assets	1,190,994	1,084,272
Long-term investments	140,906	127,871
Property and equipment, net of accumulated depreciation of $327,015 and $255,586, respectively	188,169	178,184
Intangible assets, net	325,406	462,815
Goodwill	1,546,065	1,591,474
Deferred income taxes	8,731	8,523
Other assets	70,751	80,131
TOTAL ASSETS	$3,471,022	$3,533,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$123,256	$120,829
Accrued employee related costs	50,068	42,178
Other accrued liabilities	43,612	39,539
Income taxes payable, current	14,458	19,712
Deferred revenue, current	184,549	187,904
Other current liabilities	15,890	22,286
Total current liabilities	431,833	432,448
Long-term debt	1,001,312	999,053
Deferred revenue, noncurrent	8,169	9,103
Deferred income taxes	45,503	79,007
Income taxes payable, noncurrent	8,486	11,675
Other long-term liabilities	82,721	109,373
TOTAL LIABILITIES	1,578,024	1,640,659

Common stock	461	473
Additional paid-in capital	472,201	439,681
Retained earnings	1,491,956	1,537,830
Accumulated other comprehensive loss	(71,620)	(85,373)
TOTAL STOCKHOLDERS’ EQUITY	1,892,998	1,892,611
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,471,022	$3,533,270

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Total revenues	$389,885	$396,700	$1,364,028	$1,390,997
Operating costs and expenses:
Direct costs	48,615	50,847	197,292	195,554
Sales and marketing	126,449	129,764	487,365	490,777
Research, development, and engineering	15,532	18,210	68,860	74,093
General, administrative, and other related costs	118,569	104,421	421,050	404,263
Goodwill impairment on business	—	—	56,850	27,369
Total operating costs and expenses	309,165	303,242	1,231,417	1,192,056
Income from operations	80,720	93,458	132,611	198,941
Interest expense, net	(2,251)	(5,423)	(20,031)	(33,842)
Gain on debt extinguishment, net	—	—	—	11,505
Gain (loss) on investments, net	—	1,029	357	(46,743)
Unrealized gain (loss) on short-term investments held at the reporting date, net	1,065	7,020	(28,495)	(7,145)
Other (loss) income, net	(3,486)	(4,525)	(9,468)	8,437
Income from continuing operations before income taxes and income (loss) from equity method investment, net	76,048	91,559	74,974	131,153
Income tax expense	(12,962)	(24,726)	(24,142)	(57,957)
Income (loss) from equity method investment, net of income taxes	336	2,347	(9,329)	(7,730)
Net income from continuing operations	63,422	69,180	41,503	65,466
Loss from discontinued operations, net of income taxes	—	(1,709)	—	(1,709)
Net income	$63,422	$67,471	$41,503	$63,757

Net income per common share from continuing operations:
Basic	$1.39	$1.47	$0.89	$1.39
Diluted	$1.29	$1.37	$0.89	$1.39
Net loss per common share from discontinued operations:
Basic	$—	$(0.04)	$—	$(0.04)
Diluted	$—	$(0.03)	$—	$(0.04)
Net income per common share:
Basic	$1.39	$1.44	$0.89	$1.36
Diluted	$1.29	$1.34	$0.89	$1.36
Weighted average shares outstanding:
Basic	45,772,689	46,915,647	46,400,941	46,954,558
Diluted	50,985,086	52,114,995	46,464,261	47,025,849

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$41,503	$63,757
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	236,966	233,400
Non-cash operating lease costs	11,141	13,412
Share-based compensation	31,920	26,601
Provision for credit losses (benefit) on accounts receivable	2,809	(255)
Deferred income taxes, net	(30,017)	(12,991)
Gain on extinguishment of debt, net	—	(11,505)
Goodwill impairment on business	56,850	27,369
Changes in fair value of contingent consideration	(200)	(2,575)
Loss from equity method investments	9,329	7,730
Unrealized loss on short-term investments held at the reporting date	28,495	7,145
(Gain) loss on investment, net	(357)	46,743
Other	5,159	3,637
Decrease (increase) in:
Accounts receivable	(35,371)	14,948
Prepaid expenses and other current assets	(8,700)	9,665
Other assets	(5,574)	(16,240)
Increase (decrease) in:
Accounts payable	9,419	(20,246)
Deferred revenue	(6,802)	(20,962)
Accrued liabilities and other current liabilities	(26,608)	(33,189)
Net cash provided by operating activities	319,962	336,444
Cash flows from investing activities:
Purchases of property and equipment	(108,729)	(106,154)
Acquisition of businesses, net of cash received	(9,492)	(104,094)
Investment in available-for-sale securities	—	(15,000)
Purchase of equity investments	(11,858)	—
Proceeds from sale of equity investments	3,174	4,527
Other	(503)	(50)
Net cash used in investing activities	(127,408)	(220,771)
Cash flows from financing activities:
Payment of debt	—	(166,904)
Proceeds from term loan	—	112,286
Debt extinguishment costs	—	(756)
Repurchase of common stock	(108,527)	(78,291)
Issuance of common stock under employee stock purchase plan	8,727	9,431
Proceeds from exercise of stock options	—	148
Deferred payments for acquisitions	(15,241)	(16,116)
Other	250	(630)
Net cash used in financing activities	(114,791)	(140,832)
Effect of exchange rate changes on cash and cash equivalents	7,056	(16,890)
Net change in cash and cash equivalents	84,819	(42,049)
Cash and cash equivalents at beginning of year	652,793	694,842
Cash and cash equivalents at end of year	$737,612	$652,793

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss) or Adjusted net income (loss) from continuing operations, Adjusted net income (loss) per diluted share or Adjusted net income (loss) per diluted share from continuing operations, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) or Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain items including:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to a non-cash debt-for-equity exchange effectuated to settle amounts of senior secured term loans of the Company under its Credit Agreement with common stock of Consensus Cloud Solutions, Inc. (“Consensus”) owned by the Company. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•Unrealized (gain) loss on short-term investments held at the reporting date, net. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of a portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent core business operating results of the Company;
•Other (income) expense, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investments, net. This is a non-cash expense as it relates to our investment in OCV Fund I, LP (the “Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-used software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses. This also includes the reduction in value of certain acquired intangible assets that represent the cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;

•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs associated with disposal of certain businesses. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total revenues.
Adjusted net income (loss) or Adjusted net income (loss) from continuing operations is defined as Net income (loss) or Net income (loss) from continuing operations with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest costs, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes in each period presented, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to a non-cash debt-for-equity exchange effectuated to settle amounts of senior secured term loans of the Company under its Credit Agreement with common stock of Consensus owned by the Company. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•Unrealized (gain) loss on short-term investments held at the reporting date, net. This is a non-cash item as it relates to the change in the carrying value of our investment in Consensus depending on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Gain) loss on investments, net. This item relates to the disposition of a portion of our investment in Consensus. The amount of gain or loss depends on the share price of Consensus common stock and does not represent core business operating results of the Company;
•(Income) loss from equity method investments, net. This is a non-cash income or expense as it relates to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration and other costs, including adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs associated with disposal of certain businesses. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.

Adjusted net income (loss) per diluted share or Adjusted net income (loss) per diluted share from continuing operations is calculated by dividing Adjusted net income (loss) or Adjusted net income (loss) from continuing operations by the diluted weighted average shares of common stock outstanding that excludes the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income from continuing operations to Adjusted EBITDA:

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income from continuing operations	$63,422	$69,180	$41,503	$65,466
Interest expense, net	2,251	5,423	20,031	33,842
Gain on debt extinguishment, net	—	—	—	(11,505)
Unrealized (gain) loss on short-term investments held at the reporting date, net	(1,065)	(7,020)	28,495	7,145
(Gain) loss on investments, net	—	(1,029)	(357)	46,743
Other loss (income), net	3,486	4,525	9,468	(8,437)
Income tax expense	12,962	24,726	24,142	57,957
(Income) loss from equity method investment, net	(336)	(2,347)	7,829	7,730
Depreciation and amortization	69,633	58,520	236,966	233,400
Share-based compensation	7,527	5,795	31,920	26,601
Acquisition, integration, and other costs	9,649	9,753	21,000	17,426
Disposal related costs	375	—	2,217	1,328
Lease asset impairments and other charges	(338)	778	2,245	2,178
Goodwill impairment on business	—	—	56,850	27,369
Adjusted EBITDA	$167,566	$168,304	$482,309	$507,243

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended December 31, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$317,939	$71,946	$—	$389,885

Income (loss) from operations	$88,709	$5,430	$(13,419)	$80,720
Depreciation and amortization	51,168	18,457	8	69,633
Share-based compensation	2,661	932	3,934	7,527
Acquisition, integration, and other costs	9,220	420	9	9,649
Disposal related costs	251	—	124	375
Lease asset impairments and other charges	(544)	206	—	(338)
Adjusted EBITDA	$151,465	$25,445	$(9,344)	$167,566

	Three months ended December 31, 2022
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$321,670	$75,030	$—	$396,700

Income (loss) from operations	$95,015	$11,554	$(13,111)	$93,458
Depreciation and amortization	46,361	12,149	10	58,520
Share-based compensation	2,225	563	3,007	5,795
Acquisition, integration, and other costs	7,784	1,179	790	9,753
Lease asset impairments and other charges	791	(13)	—	778
Adjusted EBITDA	$152,176	$25,432	$(9,304)	$168,304

Figures above are net of intercompany costs and revenues.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$1,072,819	$291,209	$—	$1,364,028

Income (loss) from operations	$140,839	$43,210	$(51,438)	$132,611
Income from equity method investment, net	—	—	(1,500)	(1,500)
Depreciation and amortization	184,320	52,618	28	236,966
Share-based compensation	12,680	4,186	15,054	31,920
Acquisition, integration, and other costs	19,913	887	200	21,000
Disposal related costs	704	202	1,311	2,217
Lease asset impairments and other charges	1,774	471	—	2,245
Goodwill impairment on a business	56,850	—	—	56,850
Adjusted EBITDA	$417,080	$101,574	$(36,345)	$482,309

	Year ended December 31, 2022
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$1,078,391	$312,606	$—	$1,390,997

Income (loss) from operations	$198,171	$50,960	$(50,190)	$198,941
Depreciation and amortization	184,658	48,714	28	233,400
Share-based compensation	10,433	4,280	11,888	26,601
Acquisition, integration, and other costs	14,121	2,111	1,194	17,426
Disposal related costs	11	—	1,317	1,328
Lease asset impairments and other charges	1,631	547	—	2,178
Goodwill impairment on a business	27,369	—	—	27,369
Adjusted EBITDA	$436,394	$106,612	$(35,763)	$507,243

Figures above are net of intercompany costs and revenues.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net income from continuing operations to Adjusted net income from continuing operations with adjustments presented on after-tax basis:

	Three months ended December 31,
	2023	Per diluted share*	2022	Per diluted share*
Net income from continuing operations	$63,422	$1.29	$69,180	$1.37
Interest costs, net	(20)	—	120	—
Loss on sale of business	276	0.01	—	—
Unrealized gain on short-term investments held at the reporting date, net	(775)	(0.02)	(2,839)	(0.06)
Gain on investments, net	—	—	(1,024)	(0.02)
Income from equity method investment, net	(336)	(0.01)	(2,347)	(0.05)
Amortization	31,105	0.68	28,696	0.61
Share-based compensation	6,289	0.14	6,044	0.13
Acquisition, integration, and other costs	7,011	0.15	7,401	0.16
Disposal related costs	238	0.01	395	0.01
Lease asset impairments and other charges	(224)	—	559	0.01
Goodwill impairment on business	—	—	(222)	—
Dilutive effect of the convertible debt	—	0.08	—	0.10
Adjusted net income from continuing operations	$106,986	$2.33	$105,963	$2.26

	Year ended December 31,
	2023	Per diluted share*	2022	Per diluted share*
Net income from continuing operations	$41,503	$0.89	$65,466	$1.39
Interest costs, net	5,881	0.13	374	0.01
Gain on debt extinguishment, net	—	—	(9,094)	(0.19)
Loss on sale of business	3,797	0.08	—	—
Unrealized loss on short-term investments held at the reporting date, net	21,371	0.46	22,674	0.48
(Gain) loss on investments, net	(268)	(0.01)	46,275	0.99
Loss from equity method investment, net	8,204	0.18	7,730	0.16
Amortization	106,593	2.30	119,170	2.53
Share-based compensation	27,100	0.58	23,209	0.49
Acquisition, integration, and other costs	13,498	0.29	13,278	0.28
Disposal related costs	1,538	0.03	1,449	0.03
Lease asset impairment and other charges	1,295	0.04	1,640	0.03
Goodwill impairment on business	56,850	1.22	20,414	0.43
Dilutive effect of the convertible debt	—	—	—	0.02
Adjusted net income from continuing operations	$287,362	$6.19	$312,585	$6.65

* The reconciliation of Net income from continuing operations per diluted share to Adjusted net income from continuing operations per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended December 31, 2023
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges
Direct costs	$(48,615)	$—	$—	$—	$—	$124	$15	$2,561	$—	$—	$(45,915)
Sales and marketing	$(126,449)	—	—	—	—	—	392	1,668	—	—	$(124,389)
Research, development, and engineering	$(15,532)	—	—	—	—	—	660	177	—	—	$(14,695)
General, administrative, and other related costs	$(118,569)	—	—	—	—	44,867	6,460	5,243	375	(338)	$(61,962)
Interest expense, net	$(2,251)	(11)	—	—	—	—	—	—	—	—	$(2,262)
Unrealized gain on short-term investments held at period end, net	$1,065	—	—	(1,065)	—	—	—	—	—	—	$—
Other loss, net	$(3,486)	—	422	—	—	—	—	459	—	—	$(2,605)
Income tax expense	$(12,962)	(9)	(146)	290	—	(13,886)	(1,238)	(3,097)	(137)	114	$(31,071)
Income from equity method investment, net	$336	—	—	—	(336)	—	—	—	—	—	$—
Total non-GAAP adjustments		$(20)	$276	$(775)	$(336)	$31,105	$6,289	$7,011	$238	$(224)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended December 31, 2022
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest costs, net	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Direct costs	$(50,847)	$—	$—	$—	$—	$221	$52	$245	$—	$—	$—	$(50,329)
Sales and marketing	$(129,764)	—	—	—	—	—	636	3,825	—	—	—	$(125,303)
Research, development, and engineering	$(18,210)	—	—	—	—	—	455	528	—	—	—	$(17,227)
General, administrative, and other related costs	$(104,421)	—	—	—	—	37,641	4,652	5,155	—	778	—	$(56,195)
Interest expense, net	$(5,423)	96	—	—	—	—	—	—	—	—	—	$(5,327)
Gain on investment, net	$1,029	—	—	(1,029)	—	—	—	—	—	—	—	$—
Unrealized gain on short-term investments held at period end, net	$7,020	—	(7,020)	—	—	—	—	—	—	—	—	$—
Other loss, net	$(4,525)	—	—	—	—	—	—	(195)	314	—	—	$(4,406)
Income tax expense	$(24,726)	24	4,181	5	—	(9,166)	249	(2,157)	81	(219)	(222)	$(31,950)
Income from equity method investment, net	$2,347	—	—	—	(2,347)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$120	$(2,839)	$(1,024)	$(2,347)	$28,696	$6,044	$7,401	$395	$559	$(222)

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2023
	GAAP amount	Adjustments											Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Direct costs	$(197,292)	$—	$—	$—	$—	$—	$667	$262	$2,752	$—	$—	$—	$(193,611)
Sales and marketing	$(487,365)	—	—	—	—	—	—	2,686	4,796	4	—	—	$(479,879)
Research, development, and engineering	$(68,860)	—	—	—	—	—	—	3,245	712	3	—	—	$(64,900)
General, administrative, and other related costs	$(421,050)	—	—	—	—	(1,500)	144,904	25,727	12,740	2,210	2,245	—	$(234,724)
Goodwill impairment on business	$(56,850)	—	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(20,031)	7,797	(538)	—	—	—	—	—	—	—	—	—	$(12,772)
Gain on investment, net	$357	—	—	—	(357)	—	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end, net	$(28,495)	—	—	28,495	—	—	—	—	—	—	—	—	$—
Other loss, net	$(9,468)	—	5,655	—	—	—	—	—	459	—	—	—	$(3,354)
Income tax expense	$(24,142)	(1,916)	(1,320)	(7,124)	89	375	(38,978)	(4,820)	(7,961)	(679)	(950)	—	$(87,426)
Loss from equity method investment, net	$(9,329)	—	—	—	—	9,329	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,881	$3,797	$21,371	$(268)	$8,204	$106,593	$27,100	$13,498	$1,538	$1,295	$56,850

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2022
	GAAP amount	Adjustments											Adjusted non-GAAP amount
		Interest costs, net	(Gain) loss on debt extinguishment	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment of business
Direct costs	$(195,554)	$—	$—	$—	$—	$—	$1,000	$341	$364	$—	$—	$—	$(193,849)
Sales and marketing	$(490,777)	—	—	—	—	—	—	3,083	6,293	—	—	—	$(481,401)
Research, development, and engineering	$(74,093)	—	—	—	—	—	—	2,503	1,199	—	—	—	$(70,391)
General, administrative, and other related costs	$(404,263)	—	—	—	—	—	156,922	20,674	9,570	1,328	2,178	—	$(213,591)
Goodwill impairment on business	$(27,369)	—	—	—	—	—	—	—	—	—	—	27,369	$—
Interest expense, net	$(33,842)	433	—	—	—	—	—	—	—	—	—	—	$(33,409)
Gain on debt extinguishment, net	$11,505	—	(12,060)	—	—	—	—	—	—	—	—	—	$(555)
Loss on investment, net	$(46,743)	—	—	—	46,743	—	—	—	—	—	—	—	$—
Unrealized loss on short-term investments held at period end, net	$(7,145)	—	—	7,145	—	—	—	—	—	—	—	—	$—
Other income, net	$8,437	—	—	—	(624)	—	—	—	(195)	203	—	—	$7,821
Income tax expense	$(57,957)	(59)	2,966	15,529	156	—	(38,752)	(3,392)	(3,953)	(82)	(538)	(6,955)	$(93,037)
Loss from equity method investment, net	$(7,730)	—	—	—	—	7,730	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$374	$(9,094)	$22,674	$46,275	$7,730	$119,170	$23,209	$13,278	$1,449	$1,640	$20,414

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$72,808	$92,119	$319,962
Less: Purchases of property and equipment	(30,017)	(25,233)	(27,226)	(26,253)	(108,729)
Free cash flow	$85,290	$14,495	$45,582	$65,866	$211,233

2022	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities from continuing and discontinued operations	$116,511	$75,973	$100,735	$43,225	$336,444
Less: Purchases of property and equipment	(30,502)	(23,374)	(26,891)	(25,387)	(106,154)
Free cash flow from continuing and discontinued operations	$86,009	$52,599	$73,844	$17,838	$230,290